                                                       EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Mattel, Inc. of our report dated
February 4, 1993, which is included in the Mattel, Inc. Annual Report to Shareholders for the year ended December 31, 1992, which appears as Exhibit
13.0 to the Company's Annual Report on Form 10-K for the year ended December 31, 1992. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 24 of the Company's Annual Report on Form 10-K for the year ended December 31, 1992.


/s/ PRICE WATERHOUSE
    PRICE WATERHOUSE


March 17, 1994
Century City, California